SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     April 27, 1999
                                                     ----------------

                               The CIT Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                       1-1861                    13-2994534
--------------------------------------------------------------------------------
    (State or other                (Commission               (IRS Employer
    jurisdiction of                File Number)              Identification No.)
    incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
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Registrant's telephone number, including area code    (212) 536-1390
                                                      --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  --------------

     See the attached press releases, which are incorporated herein by reference, regarding:

     1.  The 1999 first quarter earnings, filed as Exhibit 99.1; and
     2. The declaration of a dividend for the quarter ending March 31, 1999 of $.10 per share, payable on June 1, 1999 to holders of record at the close of business on May 12, 1999, filed as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

                  99.1 Press Release, dated April 27, 1999, Regarding 1999 First Quarter Earnings.

                  99.2 Press Release, dated 04/27/1999, Regarding Declaration of a Dividend for the Quarter Ending March 31, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  THE CIT GROUP, INC.
                                                  ------------------------------
                                                  (Registrant)


                                                  By: /s/ JOSEPH M. LEONE
                                                  ------------------------------
                                                  Joseph M. Leone
                                                  Executive Vice President and
                                                  Chief Financial Officer

Dated:  April 27, 1999

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  THE CIT GROUP, INC.
                                                  ------------------------------
                                                  (Registrant)


                                                  By:
                                                  ------------------------------
                                                  Joseph M. Leone
                                                  Executive Vice President and
                                                  Chief Financial Officer

Dated:  April 27, 1999

                                                                    Exhibit 99.1
[The CIT Group, Inc. Logo]




                                            Contact:       Jeffrey Simon
                                                           Senior Vice President
                                                           Investor Relations
                                                           (973) 535-5911
FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE


 THE CIT GROUP ANNOUNCES RECORD FIRST QUARTER NET INCOME OF $91.9
                 MILLION, EPS UP 14% TO $.57_PER DILUTED SHARE


        NEW YORK, NEW YORK, April 27, 1999 --- The CIT Group, Inc. (NYSE: CIT) today announced record first quarter 1999 net income of $91.9 million, up 12.5% from $81.7 million reported for the same period of 1998. Earnings per diluted share for the first quarter were $0.57, up 14.0% from $0.50 for the first quarter of last year. The record first quarter 1999 earnings reflect continued strong portfolio growth, low commercial credit losses, and further improvements in operating efficiency.
        "I am extremely pleased with our first quarter accomplishments. We announced our plans for the important strategic acquisition of Newcourt Credit, and the employees of CIT delivered another solid financial performance with strong operating fundamentals and quality growth. Additionally, early in the second quarter we acquired a factoring portfolio that will contribute immediately to earnings and permit us to further leverage our infrastructure," said Albert R. Gamper, Jr., CIT President and Chief Executive Officer. "Our plan to acquire Newcourt during the third quarter is on track. We have put together integration teams, which are hard at work in preparing the integration plan that will be implemented as soon as the necessary approvals are received. We look forward to this transforming transaction, which will add further scale and diversity to CIT, making us the largest publicly owned commercial financing company in the world. This will create enhanced growth opportunities for CIT and its shareholders."
Financial highlights:
    Total managed assets increased to $27.1 billion at March 31,1999, up 16.3% from $23.3 billion at March 31, 1998 and up 3.4% from $26.2 billion at December 31, 1998. Commercial financing and leasing assets grew to $19.1 billion, an increase of $2.7 billion or 16.4% from a year ago, and up $0.7 billion or 4.0% from year-end 1998. Consumer managed assets increased to $7.9 billion, up approximately $1.1 billion or 16.2% from a year ago, and up 1.8% from December 31, 1998.
    Net finance income improved to $268.2 million in the first quarter from $228.0 million in the same period last year. First quarter net finance income as a percentage of average earning assets was 4.75%, compared to 4.78% in the first quarter of 1998 and 4.71% in the fourth quarter of 1998.
    Fees and other income for the first quarter of 1999 were $64.7 million, compared to $66.4 million for the first quarter of 1998.
Strong growth in lending and factoring fees and other income, which increased approximately $10 million, were offset by lower gains on sales of equipment coming off lease and venture capital investments.
    Salaries and general operating expenses for the first quarter of 1999 totaled $109.0 million, compared with $101.7 million for the prior year, reflecting continued product expansion in the equipment finance segment, incremental costs relating to the restructuring of our sales finance business, and normal expense increases. Productivity and operating efficiency improved, as evidenced by the decrease in the efficiency ratio to 40.1% in the 1999 first quarter from 40.5% a year ago. Salaries and general operating expenses as a percentage of average managed assets decreased to 1.73% for the period ended March 31, 1999 from 1.90% for the period ended March 31, 1998.

    The provision for credit losses was $21.9 million in the 1999 first quarter, down slightly from the prior year. First quarter net charge-offs were $20.9 million, 0.42% of average finance receivables, compared to $20.0 million, 0.45%, for the same period last year. At March 31, 1999, the reserve for credit losses was $265.8 million, up from $263.7 million at December 31, 1998 and $240.2 million at March 31, 1998.
    The CIT Group, Inc. is a leading diversified finance organization offering secured commercial and consumer financing primarily in the United States to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network.



              (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
               (Dollars in Millions, except Net Income per Share)

                                                            For the Quarter
                                                           Ended March 31,
                                                    ----------------------------
                                                         1999           1998

Finance income                                           $ 541.5        $ 472.6
Interest expense                                           273.3          244.6
  Net finance income                                       268.2          228.0

Fees and other income                                       64.7           66.4
  Operating revenue                                        332.9        _ 294.4

Salaries and general operating expenses                    109.0          101.7
Provision for credit losses                                 21.9           22.5
Depreciation on operating lease equipment                   56.1           38.3
Minority interest in subsidiary trust holding
 solely debentures of the Company                            4.8            4.8
  Operating expenses                                       191.8          167.3

Income before provision for income taxes                   141.1          127.1
Provision for income taxes                                  49.2           45.4
Net income                                               $  91.9        $  81.7

Basic net income per share                                 $0.57          $0.50
   Weighted average shares outstanding               161,166,060    162,225,000
Diluted net income per share                               $0.57          $0.50
   Weighted average shares outstanding               162,421,027    163,498,384

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in Millions)
                                                     March 31,      December 31,
                                                       1999            1998

Assets
Financing and leasing assets
Loans
  Commercial                                        $11,715.6        $11,415.5
  Consumer                                            4,147.7          4,266.9
Lease receivables                                     4,212.8          4,173.6
  Finance receivables                                20,076.1         19,856.0
Reserve for credit losses                              (265.8)          (263.7)
  Net finance receivables                            19,810.3         19,592.3
Operating lease equipment, net                        3,178.2          2,774.1
Consumer finance receivables held for sale              985.4            987.4
Cash and cash equivalents                               188.9             73.6
Other assets                                            905.8            875.7
 Total assets                                     $  25,068.6      $  24,303.1

Liabilities and Stockholders' Equity
Debt
Commercial paper                                  $   5,809.3      $   6,144.1
Variable rate senior notes                            4,426.1          4,275.0
Fixed rate senior notes                               8,530.7          8,032.3
Subordinated fixed rate notes                           200.0            200.0
  Total debt                                         18,966.1         18,651.4
Credit balances of factoring clients                  1,584.3          1,302.1
Accrued liabilities and payables                        764.6            694.3
Deferred federal income taxes                           729.9            703.7
  Total liabilities                                  22,044.9         21,351.5
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust holding
 solely debentures of the Company                       250.0            250.0

Stockholders' equity
Class A common stock, par value $0.01 per share;
   Authorized 700,000,000 shares
   Issued: 163,202,941 shares in 1999 and 163,144,879
      shares in 1998
  Outstanding: 161,998,220 shares in 1999 and             1.7              1.7
       162,176,949 shares in 1998
Paid-in capital                                         956.1            952.5
Retained earnings                                     1,848.5          1,772.8

    967,930 shares in 1998; Class A)                    (32.6)           (25.4)
Total stockholders' equity                            2,773.7          2,701.6
Total liabilities and stockholders' equity          $25,068.6        $24,303.1

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA


Selected Data and Ratios                         For the Quarter Ended March 31,
                                             -----------------------------------
Profitability                                      1999                  1998
Net income per diluted share                       $0.57                 $0.50
Return on average stockholders' equity             13.5%                 13.2%
Return on AEA                                       1.63%                1.71%
Efficiency ratio                                   40.1%                 40.5%

Other
Net interest margin as a percentage of AEA          4.75%                 4.78%
Salaries and general operating expenses as
     a percentage of AMA(1)                         1.73%                 1.90%
Net credit losses as a percentage of average:
  Finance receivables                               0.42%                 0.45%
  Managed assets                                    0.44%                 0.45%
  Commercial finance receivables                    0.22%                 0.27%
  Consumer finance receivables                      1.17%                 1.17%
  Consumer managed assets                           0.97%                 0.90%

Average Balances (in millions)
Average Stockholders' Equity                      $ 2,733.4            $ 2,471.3
Average Finance Receivables                       $19,904.3            $17,709.3
Average Earning Assets                            $22,603.8            $19,083.3
Average Managed Assets                            $25,177.5            $21,393.1



                                   At March 31,   At December 31,   At March 31,
                                       1999            1998             1998
Credit Quality
60+ days contractual delinquency
 as a percentage of finance
 receivables
  Commercial                            1.36%          1.17%             1.27%
  Consumer                              3.57%          3.89%             3.28%
    Total                               1.82%          1.75%             1.68%
Total nonperforming assets as a
  percentage of finance receivables(2)  1.41%          1.40%             1.35%
Reserve for credit losses as a
  percentage of finance receivables     1.32%          1.33%             1.33%
Ratio of reserve for credit losses to
  trailing twelve-month net
 credit losses                          3.34x          3.35x             2.52x
Capital and Leverage
Total debt to stockholders' equity
 and Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary trust holding solely
 debentures of the Company              6.27x          6.32x             5.96x
Total debt to stockholders' equity(3)   6.93x          7.00x             6.66x

(1) "AMA" means the sum of average earning assets, which are net of credit balances of factoring clients, and the average of consumer finance receivables previously securitized and currently managed by the Company.
(2) Total nonperforming assets reflect both commercial and consumer finance receivables on nonaccrual status and assets received in satisfaction of loans.
(3) Total debt includes, and stockholders' equity excludes, $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (Amounts in Millions)

MANAGED ASSETS BY SEGMENT & STRATEGIC BUSINESS UNIT
                                At March 31,     At December 31,    At March 31,
                                   1999               1998              1998
Equipment Financing:
  Finance receivables           $   8,456.4       $    8,497.6      $  7,559.6
  Operating lease equipment, net      862.9              765.1           603.9
    Total                           9,319.3            9,262.7         8,163.5
Capital Finance:
  Finance receivables               1,603.3            1,655.4         1,694.2
  Operating lease equipment, net    2,289.5            1,982.0         1,421.4
                                    3,892.8            3,637.4         3,115.6
  Liquidating portfolio*              428.1              466.9           627.7
    Total                           4,320.9            4,104.3         3,743.3

    Total Equipment
    Financing & Leasing            13,640.2           13,367.0        11,906.8

Commercial Services                 2,863.5            2,481.8         2,312.4
Business Credit                     1,609.6            1,477.9         1,298.2
Credit Finance                        993.3            1,036.5           903.8
  Total Commercial Finance          5,466.4            4,996.2         4,514.4

  Total Commercial Segments        19,106.6           18,363.2        16,421.2

Other - Equity Investments             84.6               81.9            63.3

Consumer Finance                    2,342.8            2,244.4         2,284.9
Sales Financing                     2,790.3            3,009.9         2,294.4
  Total Consumer Segment            5,133.1            5,254.3         4,579.3

  Total Financing and
  Leasing Assets                   24,324.3           23,699.4        21,063.8
Finance receivables previously
  securitized:
  Consumer Finance                    554.9              607.6           419.6
  Sales Financing                   2,225.4            1,909.3         1,812.0
     Total                          2,780.3            2,516.9         2,231.6

  Total Managed Assets -
    Consumer Segment                7,913.4            7,771.2         6,810.9

    Total Managed Assets       $   27,104.6       $   26,216.3    $   23,295.4
Sales Financing managed assets by product line:
Recreation vehicles            $    1,891.8       $    1,884.6    $    1,664.3
Manufactured housing                1,781.5            1,695.9         1,488.4
Recreational boat                   1,077.6            1,038.6           799.8
Wholesale inventory financing         264.8              300.1           153.9
                               $    5,015.7       $    4,919.2    $    4,106.4
*   Consists primarily of oceangoing maritime and project finance.

FEES AND OTHER INCOME           For the Quarter Ended
                                      March 31,
                                ------------------------
                                1999            1998
  Factoring commissions         $24.0          $23.0
  Fees and other income          30.9           22.1
  Gains on sales of
    leasing equipment             9.2           14.8
  Gains on securitizations        0.6             -
  Gains on sales of venture
    capital investments           -_             6.5
                                $64.7          $66.4

                                                               Exhibit 99.2
[The CIT Group, Inc. Logo]
                                                           Jeffrey D. Simon
                                                           Senior Vice President
                                                           Investor Relations
                                                           (973)535-5911



FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE


            THE CIT GROUP, INC. DECLARES REGULAR QUARTERLY DIVIDEND;
             ALSO NAMES NEW DIRECTORS TO BOARD, INCREASING ITS SIZE


        NEW YORK, NY, April 27, 1999 --- The Board of Directors of
The CIT Group, Inc. (NYSE:CIT) today declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on May 12, 1999. The cash dividend is payable on June 1, 1999.

        The Company also announced that William M. O'Grady, 59, Executive Vice President and Chief Administrative Officer of The CIT Group, Inc., has been appointed to its Board. Mr. O'Grady's appointment expands the Board to 12 members. In addition, Keiji Torii, 51, General Manager of the Americas and the New York Branch of The Dai-Ichi Kangyo Bank, Limited (DKB) has been named to the Board to replace Yoshiro Aoki, 53, Managing Director, DKB and a Board member since July 1997.

        Mr. O'Grady joined CIT as Vice President - Human Resources in 1981. He was named Executive Vice President in 1985 and is responsible for CIT's Human Resources, Real Estate, Purchasing and Systems and Technology Departments. Prior to joining CIT, he was Vice President of RCA Records and, earlier, held other human resources and industrial relations positions with RCA.

        Mr. Torii returns to the CIT Board on which he served from May 1993 through April 1997. He was a Director and Senior Executive Vice President of CIT from 1996 to 1997. From 1993 to 1996, he served as a Director and Senior Vice President of CIT. Prior to his current position, he was General Manager of the DKB International Planning and Coordination Division.

        The CIT Group, Inc. (http://www.citgroup.com) is one of the nation's largest commercial and consumer financing companies. Founded in 1908, the Company provides diversified financing products and services to a broad range of customers through strategically focused business units.

                                       ###